UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 7, 2023

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 1.01.    Entry Into a Material Definitive Agreement
Due to the uncertainty surrounding a potential government shutdown or prolonged continuing resolution and the potential impact on second quarter and fiscal 2024 results, Mercury Systems, Inc. (the “Company”) proactively executed an amendment to its revolving credit facility allowing for a temporary increase in the consolidated total net leverage ratio covenant requirement from 4.50 to 5.25 for the second quarter ending December 29, 2023. On November 7, 2023, the Company and certain of the Company’s subsidiaries, as guarantors, entered into Amendment No. 5 (“Amendment No. 5”) to the Company’s Credit Agreement dated May 2, 2016, as amended to date, with a syndicate of commercial banks and Bank of America, N.A acting as the administrative agent. The Company paid a consent fee of 0.125% of the principal amount of the revolving credit commitments held by such consenting lender. The Company had $576.5 million in outstanding borrowings both prior to and following the closing of Amendment No. 5.
The foregoing description of the Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 5, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01

Item 2.02.    Results of Operations and Financial Condition.
On November 7, 2023, the Company issued a press release and an earnings presentation regarding its financial results for the first quarter ended September 29, 2023. The Company’s press release and earnings presentation are attached as exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
Information in Item 2.02 of this Current Report on Form 8-K and the exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Use of Non-GAAP Financial Measures
    In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors more completely understand its past financial performance and prospects for the future. However, the presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On November 7, 2023, the Company and certain of the Company’s subsidiaries entered into Amendment No. 5 to the Company’s Credit Agreement dated May 2, 2016, as amended to date, with a syndicate of commercial banks and Bank of America, N.A acting as the administrative agent. Reference is made to Item 1.01 of this Current Report on Form 8-K for a summary of the Amendment No. 5.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amendment No. 5 to Credit Agreement, dated November 7, 2023, among Mercury Systems, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent
99.1	Press Release dated November 7, 2023
99.2	Earnings Presentation dated November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 7, 2023	MERCURY SYSTEMS, INC.

By: /s/ David E. Farnsworth David E. Farnsworth Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 to Credit Agreement, dated November 7, 2023, among Mercury Systems, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent
99.1	Press Release, dated November 7, 2023 of Mercury Systems, Inc.
99.2	Earnings Presentation, dated November 7, 2023 of Mercury Systems, Inc.